Exhibit 99.1

MEDICAL SAFETY TECHNOLOGIES, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 30, 2003

CONTENTS

Page
Independent Auditors’ Report	1

Balance Sheet	2

Notes to Financial Statements	3

MEYLER & COMPANY, LLC

ONE ARIN PARK

1715 HIGHWAY 35

MIDDLETOWN, NJ 07748

Independent Auditors’ Report

To the Board of Directors

Medical Safety Technologies, Inc.

Columbus, Ohio

We have audited the accompanying balance sheet of Medical Safety Technologies, Inc. as of December 30, 2003. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Medical Safety Technologies, Inc. as of December 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

Meyler & Company, LLC

Middletown, NJ

March 1, 2004

MEDICAL SAFETY TECHNOLOGIES, INC.

BALANCE SHEET

December 30, 2003

ASSETS

ASSETS
Cash	$200,000
License	13,000

Total Assets	$213,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

STOCKHOLDERS’ EQUITY
Common stock $1.00 par value; 1,000,000 shares authorized; 1,000 issued and outstanding	$1,000
Additional paid-in-capital	212,000

Retained earnings
Total stockholders’ equity	213,000

Total Liabilities and Stockholders’ Equity	$213,000

See accompanying notes to financial statements.

MEDICAL SAFETY TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

December 30, 2003

NOTE A - ORGANIZATION

Medical Safety Technologies, Inc. (the “Company”) was organized under the laws of the state of Florida on November 24, 2003. The company is a wholly owned subsidiary of UTEK Corporation (“UTEK”) a publicly held technology transfer company.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE C - LICENSE

The Company has a patent on a device designed to aid in the safe transport of sterile and used sharp medical instruments. The license will be amortized over a period of 17 years.

NOTE D - SUBSEQUENT EVENTS

On December 30, 2003, the Company was acquired by E-Med Future, Inc. (“E-Med”). E-Med issued 1,250,000 shares of its common stock to UTEK in return for 100% of the common stock of the Company. Simultaneous with the purchase, $200,000 of the Company’s cash and its license was transferred to E-Med.

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